EXHIBIT 16.1

March 24, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K/A dated March 24, 2011 of Horiyoshi Worldwide, Inc. (the "Registrant"), and agree with such statements contained therein as they pertain to our firm.

We have no basis to agree or disagree with other statements of the Registrant contained therein.

Sincerely,

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
March 24, 2011